UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
EXCHANGE ACT OF 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Definitive Information Statement

☐ Confidential for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

GLOBAL 8 ENVIRONMENTAL TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $0.001

(2)	Aggregate number of securities to which transaction applies:

94,464,063 shares of Common Stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: N/A

(5)	Total fee paid: $0.00

☐ Fee previously paid with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid: $0.00

(2)	Form, Schedule or Registration Statement No.: N/A

(3)	Filing Party: Global 8 Environmental Technologies, Inc. on behalf of over 450 stockholders of Global 8 Environmental Technologies, Inc. holding 72,201,640 shares of common stock

(4)	Date Filed: November 27, 2009

INFORMATION STATEMENT
OF
GLOBAL 8 ENVIRONMENTAL TECHNOLOGIES, INC.

#611 1685 H STREET
BLAINE, WA 98230

THIS INFORMATION STATEMENT IS BEING PROVIDED
TO YOU BY THE BOARD OF DIRECTORS OF
GLOBAL 8 ENVIRONMENTAL TECHNOLOGIES, INC.

THE COMPANY IS NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO
SEND A PROXY TO THE COMPANY

This Information Statement is being mailed or furnished to the stockholders of Global 8 Environmental Technologies, Inc., a Nevada corporation (the “Company”), in connection with the authorization by written consent of the corporate actions described below by those stockholders of the Company entitled to vote 72,201,640 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) representing, collectively, 76.3% of the outstanding voting stock of the Company on such date entitled to vote with respect to such corporate actions (the “Consent”). Accordingly, all necessary corporate approvals required pursuant to the Nevada General Corporation Law and the Company’s Articles of Incorporation in connection with the matters referred to herein have been obtained. This Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect.

This Information Statement will be mailed or furnished to the stockholders of record of the Company on December ___, 2009.

ACTIONS BY
CONSENTING STOCKHOLDERS

The following corporate actions were authorized and approved by the written consent of holders collectively entitled to vote at least two-thirds (2/3) of the Company’s outstanding voting stock on November 25, 2009, a copy of which is attached as APPENDIX A.

1.            The approval of the removal of Tad Simmons, Daniel Wolf and Julio Ferreira (collectively, the “Removed Directors”) as directors of the Company and the appointment of Ferrando B. Londe, Bernice L. Church, Walter J. Samaroden, Donald V. Dyer and Shane E. Thibault (collectively, the “New Directors”) as the new directors of the Company.

The Board of Directors of the Company knows of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of the Company’s Common Stock.

GENERAL

This Information Statement is first being mailed or furnished to stockholders on or about December __, 2009. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the Company’s Chief Executive Officer at the address of the Company’s principal executive offices located at #611 1685 H Street Blaine, WA 98230.

APPROVAL REQUIREMENTS; NEVADA LAW

Section 78.335 of the Nevada General Corporation Law (the “NGCL”) provides that any director may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote.  Neither the Company’s Articles of Incorporation nor its Bylaws require a greater percentage of voting power to remove the Company’s directors.   Section 78.320 of the NGCL provides that, unless otherwise provided in the Company’s Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. Section 6.3 of the Company’s Articles of Incorporation provides that the stockholders may remove the Company’s directors with or without cause only at a special meeting called for the purpose of removing the directors.  Section 9.1 of the Company’s Articles of Incorporation provides any action  required or permitted to be taken at a stockholders’ meeting may be taken without  a  meeting,  without  prior  notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment described herein as early as possible in order to accomplish the purposes as hereafter described, the Company’s stockholders obtained the written consent to the removal of directors from the holders of at least two-thirds (2/3) of the Company’s voting stock, which voting stock is comprised of the Common Stock.  Section 78.320 of the NCGL provides that where action is authorized by written consent, a meeting of stockholders does not need to be called and no notice needs to be given.

VOTING SECURITIES AND
INFORMATION ON CONSENTING STOCKHOLDERS

 As of November 25, 2009, there were 1,559 stockholders of the Company holding 94,464,063 shares of Common Stock outstanding that are entitled to vote. Therefore, 62,976,042 shares of the Company’s voting stock are required to approve the stockholder resolutions approving each of the actions described herein. Each share of Common Stock is entitled to one vote for each share held by such holder. As of November 25, 2009, the effective date of the action, over 450 shareholders holding and aggregate of 70,330,861 shares of Common Stock had delivered written consents voting in favor of the removal of the directors of the Company in the form attached hereto as APPENDIX A. Subsequent to the delivery of the consent resolution to the Removed Directors, an additional 1,870,779 shares voting to remove the directors were delivered bringing the total number of shares voting in favor of the removal of the Removed Directors to 72,201,640.  The consenting stockholders are collectively the record and beneficial owners of 72,201,640 shares of Common Stock, which collectively represent 76.3% of the issued and outstanding shares of the Company’s voting stock. No consideration was paid for the consent.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 25, 2009, certain information concerning the beneficial ownership of our Common Stock by (i) each stockholder known by us to own beneficially five percent or more of our outstanding Common Stock; (ii) each New Director; (iii) each executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power. None of the Removed Directors owned any Common Stock of the Company.

Name	Number of Shares Beneficially Owned	Percentage of Voting Stock (1)

DIRECTORS AND EXECUTIVE OFFICERS

Bernice L. Church	383,000	0.4%
Don V. Dyer	3,491,256	3.6	%(2)
Ferrando B. Londe	300,000	0.3%
Walter J. Samaroden	1,601,536	1.7	%(3)
Shane E. Thibault	1,109,436	1.2	%(4)

Total Officers and Directors	6,885,228	7.3%

5% BENEFICIAL OWNERS

Rene Braconnier	15,166,439	16	%(5)

(1)           Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of January 9, 2009, there were 70,562,356 shares of the Company’s common stock issued and outstanding.

(2)            Includes 2,765,256 Shares of Common Stock held by Pacific Ocean, of which Mr. Dyer is a controlling shareholder.

(3)            Includes 1,349,608 shares of Common Stock held by immediate family members.

(4)            Includes 1,109,436 shares of Common Stock held by AS&T Holdings, Inc., of which Mr. Thibault is a controlling shareholder.

(5)            Includes (a) 6,716,060 shares of common stock and warrants to purchase 6,716,060 shares of common stock owned by Milverton Capital Corporation, of which Mr. Branconnier is a controlling shareholder, (b) 674,884 shares of common stock owned by 529473 BC Ltd., of which Mr. Branconnier is a controlling shareholder, (c) 680,435 shares of common stock owned by Dynasty Farms Ltd., of which Mrs. Branconnier is a controlling shareholder through Sanclair Holdings Ltd. and (d) 379,000 shares of common stock owned by Sharon Branconnier, Mr. Branconnier’s wife. All of the warrants are exercisable between $0.25 to $0.75 per share and they all expire in August 2009. The percentage ownership has been calculated assuming the exercise of all of the aforementioned warrants.

NOTICE TO STOCKHOLDERS OF ACTION
APPROVED BY CONSENTING STOCKHOLDERS

The following actions have been approved by the written consent of holders of Common Stock collectively entitled to vote more than two-thirds (2/3) of the outstanding shares of voting stock of the Company.

Introduction

This Information Statement involves the removal of all three of the Company’s directors from the Board of Directors and the replacement of the Removed Directors with the New Directors. As of November 24, 2009, prior to the adoption of the removal consents, the Company’s Board of Directors consisted of Tad Simmons, Daniel Wolf and Julio Ferreira. After giving effect to the removal of Removed Directors from the Company’s Board of Directors and their replacement with the New Directors, the Board of Directors will consist of Ferrando B. Londe, Bernice L. Church, Walter J. Samaroden, Donald V. Dyer and Shane E. Thibault. The effect of the written consent is to remove the Removed Directors and replace them with the New Directors whose seats fill those previously held by the Removed Directors as well as two vacancies on the Board of Directors.

The affairs of the Company are managed by the Board of Directors, each of whom are supposed to be elected at the Annual Meeting of Stockholders or appointed by the incumbent Board of Directors to generally serve until the expiration of their term or until a successor has been elected or appointed. Cumulative voting in the election of directors of the Company is not permitted, and the directors do have staggered terms. Section 6.3 of the Company’s Articles of Incorporation provides that any individual director may be removed from office with or without cause by the stockholders at a special meeting called for that purpose.  Section 9.1 of the Company’s Articles of Incorporation provides that any action required to be taken at a special meeting of the stockholders may be taken by the written consent of stockholders representing the requisite percentage of all shares entitled to vote on an action.  Section 78.335 of the Nevada General Corporation Law states that directors may be removed from office with the vote of the holders of two-thirds of all the shares of Common Stock entitled to vote at an election of directors.  No provision of the Company’s Bylaws contradict the requirements of the Company’s Articles of Incorporation or the Nevada General Corporation Law with respect to the manner in which directors are removed from office or the shareholder action required.

As of the dates of adoption of the removal consent described below, there were 94,464,063 shares of Common Stock of the Company issued and outstanding and entitled to vote upon all matters. As of such date, holders of 70,330,861 shares of common stock representing 74.4% of the common stock entitled to vote on the removal and election of directors signed the Consent.  As of the date of this filing, 72,201,640 shares of common stock representing 76.3% of the common stock entitled to vote on the action signed the Consent.  This is in excess of the two-thirds of the shares of Common Stock and votes required for approval to effectuate a removal of a member of the Board of Directors in accordance with Section 78.335 of the Nevada General Corporation Law.

Rule 14c-2 under the Securities Exchange Act of 1934 provides that if a corporate action is taken by written authorization or consent of security holders, the registrant is required to transmit a written information statement containing the information specified in Schedule 14C to every security holder of the class that was entitled to vote or give authorization or consent with regard to any matter acted upon and from whom proxy authorization or consent is not solicited on behalf of the registrant pursuant to the proxy rules except in certain limited instances. Under that Rule, the information statement is to be sent or given at least 20 days prior to the earliest date on which corporate action may be taken pursuant to consents or authorizations of security holders. The stockholders of the Corporation believe that the actions taken by them were effective at the date of execution of the Consent and service of the Consent upon the individuals involved, but have requested the Company to distribute this Information Statement in an abundance of caution to comply with any requirements under the Securities Exchange Act of 1934.

Background – Wolf

Daniel Wolf, 60, was appointed to the Board of Directors of the Company by the incumbent Board of Directors on June 4, 2009.  Mr. Wolf was also appointed Senior Vice-President, Chief Legal Officer and Chairman of the Board of the Company at the same time. Mr. Wolf founded and led Ploughshare Technologies, and presently is Chairman/CEO of Advanced Earth Technologies. He is a graduate of Harvard Law School.

Background – Simmons

Tad Simmons, 41, was originally appointed to the Company’s Board of Directors of by the incumbent Board of Directors effective October 22, 2009, by a unanimous written consent. Mr. Simmons was also elected as President of the Company at the same time. Mr. Simmons is also President and CEO of Green Source Corporation and has been since 2001. From 2001 to 2007, Mr. Simmons worked in the solar energy industry serving as sales manager for both residential and commercial sales programs. He worked as a consultant and sales manager for Clean Power Systems, Kerr Enterprises, and Rockwell Electric from 1999 to 2003.

Background – Ferreira

Julio Ferreira was originally appointed to the Company’s Board of Directors of by the incumbent Board of Directors effective October 8, 2008, by a unanimous written consent. Mr. Ferreira was previously elected as President of the Company, but resigned from that position on October 22, 2009. Mr. Ferreira is an environmentalist and business professional with nearly two decades of experience as a negotiator and consultant for projects focused on ecological marketing.

Removal of Directors

Under the authority contained in Section 78-335 of the Nevada General Corporation Law and the Articles of Incorporation and Bylaws of the Company, the holders of issued and outstanding shares of Common Stock of the Company entitled to vote having not less than the number of votes which would be necessary to take such action at a meeting at which the holders of all outstanding shares of Common Stock entitled to vote on such action were present and voted adopted certain recitals and resolutions with the same force and effect as though adopted at a special meeting of the stockholders of the Company duly called and held, removing as a member of the Board of Directors of the Company in accordance with Section 78-335 of the Nevada General Corporation Code and any and all authority of such individual in that capacity, Daniel Wolf, Tad Simmons and Julio Ferreira, by written consent dated November 25, 2009 (the latest date that a signature of a consenting stockholder was received), which has now been served upon Daniel Wolf, Tad Simmons and Julio Ferreira.

The resolutions adopted by such stockholders were effective on the date that the Consent was delivered to the Daniel Wolf, as Chairman of the Board of Directors, but if any delay in effectiveness is required under any applicable provision of or rule under the Securities Exchange Act of 1934, such removals are to be effective at such later date as may be required under the applicable provision of the Securities Exchange Act of 1934.   The stockholders executing the Consent believe that the actions taken by them were effective at the dates of execution of the written consents in question and service of those written consents upon Messrs. Simmons, Wolf and Ferreira, but have requested the Company to distribute this Information Statement in an abundance of caution to comply with any requirements under the Securities Exchange Act of 1934. Therefore, the stockholders believe that all necessary action has been taken to remove Messrs. Simmons, Wolf and Ferreira as Directors of the Company.

New Directors

Bernice L. Church

Bernice L. Church, 49, began her career working with Express 24, a successful private enterprise, where she held a management position for 15 years. Ms. Church is currently a director and co-owner of A1-Transmission Ltd. located in Red Deer, Alberta Canada and has been for the past 20 years. Ms. Church’s responsibilities include accounting and bookkeeping, and generally keeping a watchful eye on the financial performance of the business. Mr. Church is also responsible for accounts payable and receivable, payroll and ensuring a net profit at the end of each annual year.  A-1 Transmission Ltd. has won many accolades and awards over the last two decades.

Donald V. Dyer:

Donald (Don) V. Dyer, 71, brings with him a wealth of public market experience for the past 25 years he has worked with many Wall Street brokerage firms such as Goldman Sachs, Prudential and Raymond James. In 2002, Mr. Dyer became President of Pacific Ocean Resources.  Mr. Dyer utilizes his immense knowledge of the stock market and manages the investor and public relations office for Pacific Ocean Resources.  Mr. Dyer has previously resided in New York and Toronto and has settled in Vancouver, where he continues to provide his stock market expertise to many small cap companies on the NASDAQ.

Fernando Londe

Fernando Londe, 44, has extensive experience as business analyst in the telecommunications industry.  Mr. Londe has worked with FREE S.R.L. since 2003 in their Network and Carrier Division where he led FREE S.R.L. in applying and getting the license as Telco Carrier with the Italian Authority.  While with FREE S.R.L., Mr. Londe also planned and launched an ATM network. From 1999 to 2003, Mr. Londe was the Network and Carrier Division Manager for Com.Tel S.p.A. where he also led Com.Tel S.p.A. applying and getting the license as Telco Carrier with Italian Authority and oversaw functional requirements to design and projecting the entire network and routing translations. Mr. Londe speaks, reads and writes English, Italian and Portugese.

W. James Samaroden

W. James (Jim) Samaroden, 62, began his career in Fort McMurray as the head accountant in Lending for the Canadian Imperial Bank of Commerce.  Mr. Samaroden is presently the sole owner and President of Eagle Financial Concepts where he engages in sales and investigations.  Mr. Samaroden has been licensed under the Life Insurance Act for 35 years and was appointed by the Alberta Government as a Notary Public, Commissioner for Oaths, and Marriage Commissioner.   Mr. Samaroden has an extensive background in marketing, credit repair, tax accounting (1000 clients) and business planning.

Shane E. Thibault

Shane E. Thibault, 39, worked from 1998 until 2006 with AS&T Holdings, Inc., a corporation wholly-owned by Mr. Thibault and his immediate family where he worked in (i) pipefitting construction and projects, (ii) quality control and weld inspection of mechanical piping systems (iii) overseeing the quality of workmanship of anywhere from 50 - 150 tradesmen on site, and (iv) structured turnover packages of the piping systems contractors built for their customer or client.  Since 2006, Mr. Thibault has worked with the Company full-time in the area of investor relations.

No New Director, nor any associate of a New Director, is a party to material proceedings adverse to the registrant or any of its subsidiaries or has a material interest adverse to the registrant or any of its subsidiaries. The New Directors are currently serving without compensation and are no bonus, profit sharing, retirement, pension or other compensation plans in which the New Directors will participate.  The New Directors have not been granted or extended options, warrants or rights to purchase securities in connection with their service as directors of the Company.

Interest of Certain Persons in or Opposition to Matters Acted Upon

The Company is not aware of any substantial interest, direct or indirect, by security holdings or otherwise, of any persons in any matter acted upon (other than elections to office) except potential opposition by the Removed Directors.  In an e-mail sent November 26, 2009 to attorneys at the law office administering the Consent, Mr. Wolf stated “We are considering contesting the shareholder action on several grounds.”

Dissenters’ Rights of Appraisal

The NGCL does not provide for dissenters’ or appraisal rights in connection with the removal of the Company’s directors or election of new directors.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission (“SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

CONCLUSION

As a matter of regulatory compliance, we are sending you this information statement that describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This information statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

BY ORDER OF THE BOARD OF DIRECTORS

Ferrando Londe,
December ___, 2009	Chairman of the Board of Directors

APPENDIX A

GLOBAL 8 ENVIRONMENTAL TECHNOLOGIES, INC.
(a Nevada corporation)

Written Consent of Shareholders
To Action Taken Without a Meeting

The undersigned, being shareholders holding at least two-thirds (2/3) of the issued and outstanding shares of the capital stock of GLOBAL 8 ENVIRONMENTAL TECHNOLOGIES, INC., a Nevada corporation (hereinafter called the “Corporation”), acting pursuant to Sections 78.320 and 78.335 of the Nevada Revised Statutes, hereby waive all notice of the time, place and purposes of a meeting of the shareholders of the Corporation (the “Shareholders”) and hereby consent and agree to the adoption of the following resolutions:

WHEREAS, none of the current members of the Board of Directors of the Corporation (the “Directors”) have been elected by the Shareholders;

WHEREAS, the Corporation has not held an annual meeting of the Shareholders in the past twelve months and has not indicated that an annual meeting will be held;

WHEREAS, the Shareholders are dissatisfied with the performance of the current Directors;

WHEREAS, the Shareholders believe it is in the best interest of the Corporation to remove the current Directors and replace them with Directors selected by the Shareholders.

RESOLVED, that all of the current Directors of the Corporation are hereby removed as Directors of the Corporation (each a “Removed Director”) and replaced with the following Directors Ferrando B. Londe, Bernice L. Church, Walter J. Samaroden, Donald V. Dyer and Shane E. Thibault (collectively, the “New Directors”);

RESOLVED, FURTHER, that the removal of the Removed Directors pursuant to this written consent shall be effective on the date that this written consent is delivered via e-mail or by any other means to Daniel Wolf, Chairman of the Board of Directors (the “Effective Date”);

RESOLVED, FURTHER, that if the Shareholders and or the New Directors are unable to deliver this written consent to Daniel Wolf via e-mail or other means, the “Effective Date” shall mean the date that such delivery was attempted;

RESOLVED, FURTHER, that the New Directors are hereby authorized by the Shareholders to file a 14C relating to this written consent with the Securities Exchange Commission in the form approved by such newly elected Directors, such approval to be conclusively evidenced by such filing; and

RESOLVED, FURTHER, that the New Directors and or officers of the Corporation appointed by the New Directors be, and they hereby are, authorized and directed to take all such further action and to execute, deliver, certify and file all such instruments and documents in the name and on behalf of the Corporation and under its corporate seal or otherwise, and to pay such taxes and expenses, as in their judgment shall be necessary or advisable in order to carry out fully the intent and to accomplish the purposes of the foregoing resolutions, and each of them.

This Consent may be executed in counterparts, all of which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Consent as of the ____ day of _____, 2009.

Number of Shares

ENTITY SHAREHOLDER:

By:

Name:

Title:

OR

INDIVIDUAL SHAREHOLDER:

Name: